                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         International Home Foods, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 5, 1999

To the Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of International Home Foods, Inc. (the "Company") on Wednesday, May 5, 1999, at 2:00 p.m., local time, at The Madison Hotel, One Convent Road, Morristown, New Jersey. The meeting will be held for the following purposes:

     (1) To elect three directors as Class II directors of the Company, each to serve for a three-year term ending at the Annual Meeting of stockholders in 2002 and until their successors are duly elected and qualified or their earlier resignation or removal;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal 1999; and

     (3) To transact any other business that may properly come before the meeting.

     This notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1998 Annual Report to stockholders. These items of business are more fully described in the Proxy Statement.

     The close of business on March 17, 1999, has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at the address on this notice and at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank or other nominee and you wish to vote in attendance at the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Parsippany, New Jersey
March 30, 1999

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of International Home Foods, Inc. (the "Company") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, May 5, 1999, at 2:00 p.m., local time, at The Madison Hotel, One Convent Road, Morristown, New Jersey, and at any adjournments thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. This Proxy Statement and Proxy are being first mailed or given to stockholders of the Company on or about March 30, 1999.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                               VOTING AND QUORUM

     The only outstanding voting security of the Company is its common stock, par value $.01 per share ("Common Stock"). On March 17, 1999, the record date for the Annual Meeting, there were 73,358,160 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

     Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 1999; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of Class II directors expire at this Annual Meeting. Three directors are to be elected as Class II directors at this Annual Meeting.

     The Board of Directors has designated Michael J. Cramer, Michael J. Levitt and M. L. Lowenkron as nominees for election as Class II directors of the Company at the Annual Meeting. If elected, each nominee for Class II director will serve until expiration of his term at the 2002 Annual Meeting of stockholders and until his successor is elected and qualified. Each nominee is currently a director of the Company. For information about each nominee, see "Directors and Executive Officers."

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

              PROPOSAL TWO -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for 1999. PricewaterhouseCoopers LLP has served as the Company's independent accountants since December 1996. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against the ratification of the selection of PricewaterhouseCoopers LLP. Broker non-votes will not have any effect on approval of the ratification of the selection of PricewaterhouseCoopers LLP. If the independent accountants are not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of the Company:

             NAME               AGE                         POSITION
             ----               ---                         --------
C. Dean Metropoulos...........  52    Chairman of the Board and Chief Executive Officer
N. Michael Dion...............  41    Senior Vice President and Chief Financial Officer
M. Kelley Maggs...............  47    Senior Vice President, Secretary and General Counsel
Lynne M. Misericordia.........  35    Treasurer
Michael J. Cramer.............  46    Director
Thomas O. Hicks...............  53    Director
L. Hollis Jones...............  44    Director
Michael J. Levitt.............  40    Director
M. L. Lowenkron...............  67    Director
John R. Muse..................  48    Director
Roger T. Staubach.............  57    Director
Charles W. Tate...............  54    Director

     The Board of Directors is divided into three classes. Directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each Annual Meeting of stockholders. Messrs. Jones, Muse and Staubach are Class I directors whose terms of office expire at the Annual Meeting of stockholders in 2001; Messrs. Cramer, Levitt and Lowenkron are Class II directors whose terms of office expire at this Annual Meeting; and Messrs. Hicks, Tate and Metropoulos are Class III directors whose terms of office expire at the Annual Meeting of stockholders in 2000.

     Executive officers are generally appointed by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed. A brief biography of each director and executive officer follows:

     C. Dean Metropoulos has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1996. Mr. Metropoulos is also the Chairman of the Board and Chief Executive Officer of C. Dean Metropoulos & Co., a management services company, and served as Chairman and Chief Executive Officer of The Morningstar Group, Inc. from 1994 through November 1997. From 1983 through 1993, Mr. Metropoulos served as President and Chief Executive Officer of Stella Foods, Inc. Prior to 1983, Mr. Metropoulos served in several executive positions with GTE Corporation, including Vice President and General Manager-Europe, and Vice President and Controller-GTE International. Mr. Metropoulos also serves as a director of LIN Television Corp.

     N. Michael Dion joined the Company as a Senior Vice President and its Chief Financial Officer in December 1996. Prior to joining the Company, Mr. Dion served as the Vice President of Finance for C. Dean Metropoulos & Co. and for LBI Holdings, Inc., a Connecticut based baking company. Prior to joining C. Dean Metropoulos & Co., Mr. Dion was the Vice President of Finance for Stella Foods, Inc. from 1990 through December 1994. Mr. Dion is a Certified Public Accountant and holds a B.S. in Business Administration and Finance and Accounting from the University of Vermont.

     M. Kelley Maggs joined the Company as Senior Vice President and General Counsel in November 1996. Prior to joining the Company, Mr. Maggs served as Vice President, Secretary and General Counsel for Stella Foods, Inc. from 1993 through 1996. Before joining Stella he was in private law practice from 1979 through 1993. Mr. Maggs holds a B.A. from Niagara University and a J.D. from George Mason University.

     Lynne M. Misericordia has held several positions since joining the Company in August 1985, and was named Treasurer of the Company in November 1996. Ms. Misericordia received her B.A. from Babson College.

     Michael J. Cramer has been a Director of the Company since July 1998. Prior to becoming a Director, Mr. Cramer held various positions with the Company, most recently as a Vice President and Assistant Secretary. Mr. Cramer also served as Executive Vice President and General Counsel of C. Dean Metropoulos & Co. from 1994 through June 1997, and, in connection therewith, served as Executive Vice President and General Counsel of The Morningstar Group, Inc. from June 1994 through November 1997. Prior to 1994, Mr. Cramer was Executive Vice President of Administration and General Counsel of Stella Foods, Inc. He presently is Chief Operating Officer of Southwest Sports Group, Inc.

     Thomas O. Hicks has been a Director of the Company since November 1996. Mr. Hicks has been Chairman and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), a private investment firm specializing in acquisitions, recapitalizations and other principal investing activities, since co-founding the firm in 1989. Prior to forming Hicks Muse, Mr. Hicks co-founded Hicks & Haas Incorporated in 1983 and served as its Co-Chairman and Co-Chief Executive Officer through 1989. Mr. Hicks also serves as a director of several portfolio companies in which Hicks Muse has invested, including Capstar Broadcasting Corp., CEI Citicorp Holdings, S.A., Chancellor Media Corp., Cooperative Computing, Inc./Triad, Coregroup Limited, Grupo MVS, S.A. de C.V., Home Interiors & Gifts, Inc., LIN Television Corp., Olympus Real Estate Corporation, Regal Cinemas, Inc., Triton Energy Limited and Viasystems Group Inc., and of Neodata Services and Sybron International Corporation. Mr. Hicks is also Vice Chairman of the Board of Regents of the University of Texas System and serves as Chairman of the University of Texas Investment Management Company. Mr. Hicks is also the Chairman of the Board and owner of both the Dallas Stars Hockey Club, a member of the National Hockey League and the Texas Rangers baseball team, a member of Major League Baseball.

     L. Hollis Jones has been a Director of the Company since January 1997. From August 1995 until January 1996, Mr. Jones served as Executive Vice President and Chief Operating Officer of The Morningstar Group, Inc. From January 1996 until November 1997, Mr. Jones served as President and Chief Operating Officer of The Morningstar Group, Inc., and from November 1997 through February 1998, Mr. Jones held the same positions with Suiza Foods Corp., Morningstar's successor. From January 1994 until July 1995, Mr. Jones was President of his own management consulting firm. From February 1983 until forming his management consulting firm, Mr. Jones held various positions of increasing responsibility at Campbell Taggart, Inc., a subsidiary of Anheuser-Busch, including Vice President-General Manager of its bakery division from June 1992 to January 1994 and President of its diversified division from June 1991 to June 1992.

     Michael J. Levitt has been a Director of the Company since November 1996. Mr. Levitt is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse, Mr. Levitt was a Managing Director and Deputy Head of Investment Banking with Smith Barney Inc. from 1993 through 1995. From 1986 through 1993, Mr. Levitt was with Morgan Stanley & Co. Incorporated, most recently as a Managing Director responsible for the New York based Financial Entrepreneurs Group. Mr. Levitt also serves as a director of several portfolio companies in which Hicks Muse has invested, including Capstar Broadcasting Corp., Chancellor Media Corp., Grupo MVS, S.A. de C.V., LIN Television Corp., Regal Cinemas, Inc., and Sunrise Television Corp.

     M. L. Lowenkron has been a Director of the Company since November 1996. From January 1995 through June 1996, Mr. Lowenkron served as President and Chief Executive Officer of G. Heileman Brewing Co. Mr. Lowenkron served as Chairman of the Board and Chief Executive Officer of A&W Brands, Inc. from December 1991 to October 1993, and served as President of A&W and its predecessors from 1980 to December 1991. Mr. Lowenkron also serves as Chairman of the Board Easter Seals.

     John R. Muse has been a director of the Company since March 1998. Mr. Muse is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse in 1989, Mr. Muse was with Prudential Securities, heading its investment/merchant banking activities for the Southwest region of the United States. Prior to joining Prudential Securities, from 1980 to 1984, Mr. Muse served as a Senior Vice President and Director of Schneider, Bemet & Hickman, Inc. and was responsible for its investment banking activities. Mr. Muse serves as a director of several portfolio companies in which Hicks Muse has invested, including Arena Brands Holding Corp., Arnold Palmer Golf Management Co., Glass's Information Services, Olympus Real Estate

Corporation, Regal Cinemas, Inc. and Sunrise Television Corp., and of Suiza Foods Corporation. Mr. Muse also serves as a director of the Southern Methodist University Edwin L. Cox School of Business.

     Roger T. Staubach has been a Director of the Company since November 1996. Since 1983, Mr. Staubach has served as the Chairman and Chief Executive Officer of The Staubach Company, a diversified commercial real estate company. Mr. Staubach also serves as a director of Brinker International, and as a trustee of American AAdvantage Funds.

     Charles W. Tate has been a Director of the Company since November 1996. Mr. Tate is President of Hicks Muse, which he joined as Managing Director and Principal in 1991. Prior to that date, Mr. Tate was with Morgan Stanley & Co. Incorporated from 1972 where he was Managing Director in its Mergers and Acquisitions Department and also served as Managing Director in the Merchant Banking Division from 1988 to 1991. Prior to joining Morgan Stanley & Co. Mr. Tate was employed by Bank of America in New York from 1968 to 1971. Mr. Tate also serves as a director of Daehnfeldt, Intercable, International Outdoor Advertising, International Wire Group, Inc., Seguros Comercial America, S.A. de C.V. and Vidro Formas, S.A. de C.V. and of International Seed Holdings ApS and Venezuela Cable Service Holdings, Ltd. Mr. Tate received his B.B.A. from the University of Texas in 1968 and his M.B.A. from the Columbia University Graduate School of Business in 1972.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors held 4 meetings during 1998. No director attended fewer than 75% of these meetings.

     The Board of Directors has three standing committees: the executive committee, the audit committee and the compensation committee. The executive committee, which did not meet separately from the full Board during 1998, is authorized to exercise the powers of the Board of Directors during the intervals between meetings of the Board of Directors and is from time to time delegated certain authority in matters pertaining to the Company. The audit committee, which met one time during 1998, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans for, and the results and scope of, the annual auditing engagement. The compensation committee, which met three times during 1998, determines the compensation of executive officers, including bonuses, and administers the Company's 1997 Stock Option Plan (the "Stock Option Plan"). The executive committee consists of Messrs. Metropoulos and Tate. The audit committee consists of Messrs. Staubach, Levitt, Lowenkron and Jones. The compensation committee consists of Messrs. Tate, Lowenkron and Staubach. No director attended fewer than 75% of the meetings of committees of the Board of Directors on which he served during 1998.

                            MANAGEMENT COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table summarizes the compensation earned during each of the last three fiscal years to (i) the Company's Chief Executive Officer, (ii) the Company's executive officers other than the Chief Executive Officer, who were serving as executive officers at the end of 1998 and
(iii) one person who would have been one of the Company's four most highly compensated executive officers other than the Chief Executive Officer had he been an executive officer at the end of 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                               ANNUAL COMPENSATION      SECURITIES
                                                             -----------------------    UNDERLYING       ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR     SALARY       BONUS        OPTIONS      COMPENSATION(l)
            ---------------------------               ----   ----------   ----------   ------------   ---------------
C. Dean Metropoulos.................................  1998   $1,816,019   $1,800,000    1,000,000        $  9,200
  Chief Executive Officer                             1997    1,150,544    1,375,000      164,777         500,000
                                                      1996      150,000           --    3,518,342              --

N. Michael Dion.....................................  1998   $  240,710   $  120,000           --        $ 12,400
  Senior Vice President and Chief Financial Officer   1997      239,473      120,000       93,822          38,733
                                                      1996       23,446           --           --           1,571

M. Kelley Maggs.....................................  1998   $  170,792   $   65,000           --        $  8,600
  Senior Vice President, Secretary and General        1997      199,657       70,250       75,057          55,845
    Counsel                                           1996       42,154           --           --             775


Lynne Misericordia..................................  1998   $  127,495   $   45,000       25,000        $  7,768
  Treasurer                                           1997      106,615       50,000       37,528           6,610
                                                      1996       81,780       40,000           --           7,024

John H. Bess(2).....................................  1998   $  227,799           --           --        $198,629
  Formerly President and Chief Operating Officer      1997      100,492   $   55,000      469,112          25,086
                                                      1996           --           --           --              --

---------------

(1) Messrs. Dion and Bess were reimbursed moving expenses during 1998 of $2,000 and $21,808, respectively. Mr. Bess received $100,000 in severance payments and $66,928 in proceeds from the exercise of non-qualified stock options during 1998. Messrs. Metropoulos, Bess, Dion and Maggs were reimbursed moving expenses during 1997 of $500,000, $20,591, $28,844 and $48,399 respectively. Ms. Misericordia was reimbursed moving expenses during 1996 in the amount of $6,090. The remainder of the amounts shown as All Other Compensation represent employer contributions to savings and retirement plans.

(2) Mr. Bess resigned from the Company effective September 5, 1998.

     Option Grants in 1998. The following table sets forth information regarding the Stock option grants the Company made to the Named Executive Officers during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZED
                                                                                                    VALUE AT ASSUMED
                                    NUMBER OF    % OF TOTAL                                      ANNUAL RATES OF STOCK
                                    SECURITIES    OPTIONS                DATE OF                 PRICE APPRECIATION FOR
                                    UNDERLYING   GRANTED TO               GRANT                      OPTION TERM(1)
                                     OPTIONS     EMPLOYEES    EXERCISE   MARKET    EXPIRATION   ------------------------
                                     GRANTED      IN 1998      PRICE      PRICE       DATE          5%           10%
                                    ----------   ----------   --------   -------   ----------   ----------   -----------
C. Dean Metropoulos...............  1,000,000      41.20%      $20.00    $19.88     12/2/08     $3,311,220   $22,608,177
N. Michael Dion...................         --         --           --        --          --             --            --
M. Kelley Maggs...................         --         --           --        --          --             --            --
Lynne Misericordia................     25,000       1.03%       19.88     19.88     12/2/08        312,482       791,891
John H. Bess......................         --         --           --        --          --             --            --

---------------

(1) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the option was granted through the expiration date.

     Option Exercises and Fiscal Year End Values. The following table provides information about the number and value of options held by the Named Executive Officers at December 31, 1998.

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF SECURITIES              IN-THE-MONEY
                                                                 UNDERLYING UNEXERCISED              OPTIONS AT
                                        SHARES                     OPTIONS AT YEAR-END               YEAR-END(1)
                                      ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                       EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                      -----------   --------   -----------   -------------   -----------   -------------
C. Dean Metropoulos.................        --           --     1,853,581(2)   1,000,000     $18,363,336           --
N. Michael Dion.....................        --           --        31,274         62,548         361,058     $722,117
M. Kelley Maggs.....................        --           --        25,019         50,038         288,844      577,689
Lynne Misericordia..................        --           --        12,510         50,018         144,428      288,833
John H. Bess........................    11,000      $66,928        19,000             --         118,085           --

---------------

(1) Value based on the December 31, 1998 closing price of the Common Stock on the New York Stock Exchange of $16.88 per share.

(2) Excludes 1,829,538 shares held of record by an irrevocable trust whose trustee is an independent third party and whose beneficiaries are Mr. Metropoulos' children.

COMPENSATION OF DIRECTORS

     Directors who are officers, employees or otherwise affiliates of the Company do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $24,000, plus $3,000 for attending each meeting of the Board of Directors, and $1,000 for attending each committee meeting. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their attendance at meetings of the board of directors or committees thereof. In connection with their appointment as directors, Messrs. Lowenkron, Staubach and Jones were granted non-qualified stock options under the Stock Option Plan to purchase 18,764, 18,764 and 1,906 shares of Common Stock. These options are exercisable for $5.33 per share, the fair market value of the Common Stock on the date of grant and are fully vested and expire 10 years from date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos will manage. Pursuant to an arrangement with Hicks Muse,

Mr. Metropoulos is compensated for his services directly by the companies he manages. Effective February 22, 1999, the Company entered into a three year employment agreement with Mr. Metropoulos pursuant to which Mr. Metropoulos receives from the Company annual compensation for his services of $2,600,000 and is entitled to receive an annual bonus of up to $1,000,000. The employment agreement provides that upon termination of Mr. Metropoulos without cause or following a change in control, or upon his death or disability, Mr. Metropoulos or his estate is entitled to a severance payment equal to the greater of (i) one and one half times his annual salary and bonus at the time of termination or
(ii) the amount of salary and bonus he would have earned during the remainder of the first three years of the agreement at the time of termination. In addition to his annual compensation, Mr. Metropoulos receives an equity position, typically in the form of stock options, in the Hicks Muse companies he manages. Since the Company was acquired by Hicks Muse in November 1996 (see "Certain Relationships and Related Transactions -- IHF Acquisition and Related Agreements"), Mr. Metropoulos has been granted options to acquire 4,683,119 shares of Common Stock at a weighted average exercise price of $9.53 per share.

OTHER MANAGEMENT EMPLOYMENT AGREEMENTS

     Effective October 23, 1998, the Company entered into an employment agreement with N. Michael Dion. The agreement, which has a five-year term, provides for an annual salary of not less than $240,000 per year and contemplates an annual bonus in an amount determined by the Company. In the event that Mr. Dion's employment with the Company is terminated without cause or following a change in control, the agreement entitles Mr. Dion to a severance payment equal to one and one half times his annual salary and bonus at the time of termination.

STOCK OPTION PLAN

     The Stock Option Plan gives key employees of the Company and certain other individuals who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The Stock Option Plan provides for the grant of options to acquire up to 13,444,021 shares of Common Stock. Grants of stock options with respect to 9,063,669 shares of Common Stock have been made under the Stock Option Plan.

     The Stock Option Plan is administered by the Company's compensation committee, which is currently comprised of Messrs. Tate, Lowenkron and Staubach. The compensation committee has authority, subject to the terms of the Stock Option Plan (including the formula grant provisions and the provisions relating to incentive stock options contained therein), to determine when and to whom to make grants or awards under the Stock Option Plan, the number of shares to be covered by the grants or awards, the types and terms of the grants and awards, and the exercise price of stock options. Moreover, the compensation committee will have the authority, subject to the provisions of the Stock Option Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Stock Option Plan and to make such determinations and interpretations and to take such action in connection with the Stock Option Plan and any grants and awards thereunder as it deems necessary or advisable. The compensation committee's determinations and interpretations under the Stock Option Plan are final, binding and conclusive on all participants and need not be uniform and may be made by the compensation committee selectively among persons who receive, or are eligible to receive, grants and awards and awards under the Stock Option Plan.

     Grants of "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options (options which do not qualify under section 422 of the Code) may be made under the Stock Option Plan to key employees. Grants of non-qualified stock options may be made to eligible non-employees (as defined in the Stock Option Plan).

     The exercise price per share of Common stock under each option is fixed on the date of grant; provided, however, that the exercise price of an incentive stock option granted to a person who, at the time of grant, owns shares of the Company which possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be less than 110% of the fair market value of a share of Common Stock on the date of grant. No option is exercisable after the expiration of ten years from the date of grant, unless, as to any non-qualified stock option, otherwise expressly provided in the option agreement; provided, however, that no incentive stock option granted to a person who, at the time of grant, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company is exercisable after the expiration of five years from the date of grant.

     In the event of a change of control or sale of the Company, all outstanding stock options may, subject to the sole discretion of the compensation committee, become exercisable in full at such time or times as the compensation committee may determine. Each stock option accelerated by the compensation committee would terminate on such date (not later than the stated exercise date) as the compensation committee determines.

     Unless an option or other agreement provides otherwise, upon the death of an optionee (or upon the termination of an optionee because of such optionee's disability), the person who acquires the right to exercise the option of such optionee (or the optionee in the case of disability) must exercise such option within 180 days after the date of death (or termination in the case in disability), unless a longer period is expressly provided in such incentive stock option or a shorter period is established by the compensation committee, but in no event after the expiration date of such option. Unless an option or other agreement provides otherwise, following an optionee's termination of employment for cause, all stock options held by such optionee will immediately be canceled as of the date of termination of employment. Following an optionee's termination of employment other than for cause, such optionee must exercise his stock option within 30 days after the date of such termination, unless a longer period is expressly provided in such stock option or a shorter period is established by the compensation committee, provided that no incentive stock option shall be exercisable more than three months after such termination.

     The option exercise price may be paid in cash, or, at the discretion of the compensation committee, by the delivery of shares of Common Stock then owned by the participant, or by a combination of these methods. Also, at the discretion of the compensation committee, payment may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

     Except as otherwise expressly provided in any non-qualified stock option, stock options may be transferred by a participant only by will or by the laws of descent and distribution and may be exercised only by the participant during his lifetime.

RETIREMENT PLANS

     The Company sponsors various retirement plans for substantially all of its employees. In addition, the Company also sponsors a Section 401(k) defined contribution plan for all non-union employees.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     The Company has entered into indemnification agreements with each of its directors and executive officers under which the Company will indemnify the director or officer to the fullest extent permitted by law, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under his indemnification agreement will not be exclusive of any other rights under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or applicable law.

     The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the individuals that the Company needs to maximize its return to stockholders. To meet this overall objective, the Company provides compensation opportunities and incentive award payments based on Company and individual performance. The primary components of the compensation program are base salary, an annual cash bonus based on individual and Company performance and a long-term opportunity to participate in increased stockholder value through grants of stock options. Through the grant of stock options, the Company attempts to provide each of its executives with a compensation package that provides an opportunity to achieve total compensation above industry averages for exceptional performance.

     The compensation committee of the Board of Directors is comprised solely of non-employee directors. The compensation committee reviews and approves executive compensation. The compensation committee also administers the Stock Option Plan with respect to executive officers, although grants with respect to executive officers are approved by the full Board. The compensation committee believes that stock options are a superior incentive to motivate key employees to act in the best interests of stockholders. While many publicly-held companies have multiple long-term incentive plans, frequently including cash, stock appreciation rights, stock options and restricted stock, or combinations thereof, stock options are the only continuing long-term incentive that the Company's executive officers receive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos manages. Pursuant to this relationship, Mr. Metropoulos is compensated for his services directly by the companies he manages. Mr. Metropoulos also receives an equity position, typically in the form of stock options, in these companies. Presently, International Home Foods is the only Hicks Muse company under the management of Mr. Metropoulos.

     The Company was acquired by Hicks Muse and Mr. Metropoulos was appointed as Chief Executive Officer in November 1996. Since that time, the Company has grown substantially. Nine businesses have subsequently been acquired and successfully integrated under Mr. Metropoulos' direction, including three during 1998 and one in the first quarter of 1999. These acquisitions have added mass critical to more efficient utilization of the Company's assets and have enhanced the Company's position in many strategic markets. The Company's net sales, which were $1,222 million in 1997, grew to $1,700 million in 1998.

     While overseeing the Company's aggressive growth, Mr. Metropoulos has also led constant efforts to eliminate waste and reduce spending at every level. Significantly, during 1998 the Company implemented a restructuring plan that includes closing two manufacturing plants and consolidating numerous distribution centers. The benefits of these and other measures undertaken are apparent. During 1998, the Company's fully diluted earnings per share (excluding one-time restructuring charges associated with the plant closings) increased steadily from $.24 during the first quarter to $.33 during the fourth quarter.

     As a result of Mr. Metropoulos' central leadership in the Company's recent growth and performance, Mr. Metropoulos was paid a bonus for 1998 equal to his salary of $1,800,000. Further, effective February 22, 1999, Mr. Metropoulos was given a three year employment agreement that entitles him to an annual salary of $2,600,000 and an annual bonus of up to $1,000,000. Mr. Metropoulos was also granted stock options during December 1998 to acquire 1,000,000 shares of Common Stock at an exercise price of $20.00 per share. These options only become exercisable, however, if the market value of the Common Stock experiences significant appreciation. The options become exercisable in installments based upon the Common Stock's attaining market values that range from $24.00 to $35.00 per share. These represent the only options that Mr. Metropoulos has been granted since the Company completed its initial public offering in November 1997.

                                            COMPENSATION COMMITTEE

                                            Charles W. Tate
                                            M. L. Lowenkron
                                            Roger T. Staubach

                               PERFORMANCE GRAPH

     The Performance Graph compares the cumulative total return of the Company, the NYSE Stock Market Index (United States companies) and the NYSE Food and Kindred Products Index (United States companies). The graph assumes that $100 was invested in the stock or the index on November 19, 1997, the date of the Company's initial inclusion on the New York Stock Exchange, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                         INTERNATIONAL HOME FOODS, INC.
                           COMPARATIVE TOTAL RETURNS
                  NOVEMBER 19, 1997 THROUGH DECEMBER 31, 1998
[PERFORMANCE GRAPH]

                                                                                            NYSE
                                                                                        STOCKS (SIC
                                                                                         2000-2099
                                                                                             US
                                                                                         COMPANIES)
                                                   INTERNATIONAL       NYSE STOCK         FOOD AND
               MEASUREMENT PERIOD                   HOME FOODS,        MARKET (US         KINDRED
             (FISCAL YEAR COVERED)                      INC.           COMPANIES)         PRODUCTS
11/19/97                                                       100               100               100
12/31/97                                                     124.4             103.7             105.0
03/31/98                                                     147.8             116.8             115.8
06/30/98                                                     101.1             118.7             117.7
09/30/98                                                      60.0             104.5              93.5
12/31/98                                                      75.0             124.5             109.2
1997
1998

---------------

(1) Based upon stock price of $20.00 per share, the initial public offering price per share of the Common Stock.

     As of March 17, 1999, the closing price of the Company's Common Stock on the New York Stock Exchange was $15.00 per share.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of March 10, 1999, by
(i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
                      BENEFICIAL OWNER                           OWNED         OWNED(1)
                      ----------------                        ------------   ------------
Hicks Muse Parties(2).......................................   43,025,012        58.7%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
C. Dean Metropoulos(3)......................................    2,291,570         3.1%
John H. Bess................................................           --          --
N. Michael Dion(4)..........................................       78,652       *
M. Kelley Maggs(5)..........................................       51,038       *
Lynne Misericordia(6).......................................       30,570       *
Michael J. Cramer(7)........................................      223,644       *
Thomas O. Hicks(8)..........................................   43,589,055        59.4%
L. Hollis Jones(9)..........................................        3,786       *
Michael J. Levitt(10).......................................       65,933       *
M. L. Lowenkron(11).........................................       42,563       *
John R. Muse(10)............................................      355,513       *
Roger T. Staubach(12).......................................       50,027       *
Charles W. Tate(10).........................................      242,141       *
All executive officers and directors as a group (13
  persons)(13)..............................................   47,024,492        64.1%

---------------

  *  Less than 1%.

 (1) Percentage of ownership is based on 73,358,160 shares of Common Stock outstanding on March 17, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or disposition power with respect to securities.

 (2) Includes (i) 42,092,466 shares owned of record by Hicks, Muse, Tate & Furst Equity Fund III L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated ("Fund III Inc."); (ii) 721,413 shares owned of record by HM/3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Fund III Inc.; and
     (iii) 211,133 shares owned of record by HM3/IH Partners L.P., a limited partnership of which the ultimate general partner is Fund III Inc. Thomas
     O. Hicks is the Chief Executive Officer, Secretary and Chairman of the Board of Fund III Inc. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of the Common Stock held by Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM/3 Coinvestors, L.P., and HM3/IH Partners, L.P. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

 (3) Includes 1,853,581 shares issuable to Mr. Metropoulos upon the exercise of stock options that are currently exercisable. Excludes 1,829,538 shares held by record by an irrevocable trust whose trustee is an independent third party and whose beneficiaries are Mr. Metropoulos' children.

 (4) Includes 18,761 shares subject to stock options that are exercisable within 60 days. Excludes 31,274 shares subject to stock options that are not exercisable within 60 days.

 (5) Includes 50,038 shares subject to stock options that are exercisable within 60 days. Excludes 25,019 shares subject to stock options that are not exercisable within 60 days.

 (6) Includes 6,257 shares subject to stock options that are exercisable within 60 days. Excludes 37,510 shares subject to stock options that are not exercisable within 60 days.

 (7) Includes 222,644 shares issuable to Mr. Cramer upon the exercise of stock options that are currently exercisable.

 (8) Includes (i) the shares of Common Stock discussed in note (2) above, (ii) 540,785 shares held of record by Mr. Hicks, and (iii) 23,258 shares held of record by trusts of which Mr. Hicks serves as the sole trustee. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

 (9) Includes 1,906 shares issuable upon the exercise of stock options that are currently exercisable.

(10) Messrs. Tate, Muse and Levitt are officers of Fund III Inc. None of Mr. Tate, Mr. Muse or Mr. Levitt has the power to vote or dispose of the Common Stock of Fund III Inc.

(11) Includes 18,764 shares issuable upon the exercise of stock options that are currently exercisable.

(12) Includes 18,764 shares issuable upon the exercise of stock options that are currently exercisable.

(13) Includes 2,190,715 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MONITORING AND OVERSIGHT AGREEMENT

     In November 1996, the Company entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with an affiliate of Hicks Muse ("Hicks Muse Partners") pursuant to which the Company will pay Hicks Muse Partners an annual fee of $1.0 million for oversight and monitoring services to the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the consolidated net sales of the Company, but in no event may the fee be less than $1.0 million. Messrs. Hicks, Tate, Muse and Levitt, directors of the Company, are each principals of Hicks Muse Partners. In addition, the Company has agreed to indemnify Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners thereunder. The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by the Company. The Company paid Hicks Muse Partners monitoring and oversight fees of approximately $1.7 million in 1998.

FINANCIAL ADVISORY AGREEMENT

     In November 1996, the Company entered into an agreement (the "Financial Advisory Agreement") pursuant to which Hicks Muse Partners provides services as financial advisor to the Company. Pursuant to the Financial Advisory Agreement, Hicks Muse Partners is entitled to receive a fee equal to 1.5% of the "transactional value" (as defined) for each "add-on transaction" (as defined) in which the Company is involved. The term "transaction value" means the total value of any add-on transaction, including, without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement and any fees, if any, paid to any other person or entity for financial advisory, investment banking, brokerage or any other similar services rendered in connection with such add-on transaction) and including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction directly or indirectly involving the Company or any of its subsidiaries and any other person or entity. The

Financial Advisory Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the Financial Advisory Agreement reasonably reflect the benefits received and to be received by the Company. The Company paid Hicks Muse Partners financial advisory fees of approximately $4.0 million in 1998.

           COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Board of Directors of the Company has appointed Messrs. Tate, Lowenkron, and Staubach as members of its compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. Mr. Tate is President of Hicks Muse, which in connection with the IHF Acquisition beneficially acquired approximately 80% of the Common Stock. See "Certain Relationships and Related Transactions." At March 17, 1999, the Hicks Muse Parties continue to beneficially own approximately 58.7% of the outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Messrs. Lowenkron and Staubach have been granted options to purchase Common Stock of the Company. See "Management
Compensation -- Compensation of Directors."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and representations from reporting persons, the initial report of beneficial ownership of Michael J. Cramer was filed late. Other than this late filing, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% beneficial owners were complied with during 1998.

                             ADDITIONAL INFORMATION

SOLICITATION

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

STOCKHOLDER PROPOSALS

     Stockholder proposals which are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company at its executive offices, 1633 Littleton Road, Parsippany, New Jersey, 07054, no later than November 30, 1999, in order that they may be included in the proxy statement and form of proxy for that meeting.

ANNUAL REPORT

     The Company's annual report to stockholders for the year ended December 31, 1998, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting the Company's Investor Relations Department, International Home Foods, Inc., 1633 Littleton Road, Parsippany, New Jersey, 07054, or by calling the Company's Investor Relations Department at 800-639-9865.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Parsippany, New Jersey
March 30, 1999

                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1999

Dear Shareholder:

The Annual Meeting of Shareholders of International Home Foods, Inc. will be held at 2:00 p.m. on Wednesday, May 5, 1999 at The Madison Hotel, Morristown, New Jersey, for the following purposes:

     1. To elect three directors as Class II directors of the Company, each to serve for a three year term ending at the Annual Meeting of Stockholders in 2002 and until their successors are duly elected and qualified or their earlier resignation or removal.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 1999.

     3. To transact any other business that may properly come before the meeting.

Only holders of Common Stock of International Home Foods, Inc. of record at the close of business on March 17, 1999 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests. Directions to the meeting are on the reverse side.

                                   BY ORDER OF THE BOARD OF DIRECTORS


March 30, 1999                     C.Dean Metropoulos
                                   Chairman of the Board and
                                   Chief Executive Officer


                             DETACH PROXY CARD HERE

----------------------------------------------------------------------------

[     ]

1. Election of Directors      FOR all nominees         WITHHOLD AUTHORITY
                              listed below     [  ]    to vote for all   [  ]
                                                       nominees listed
                                                       below.

*EXCEPTIONS  [  ]

Nominees: Michael J. Cramer, Michael J. Levitt and M.L. Lowenkron (INSTRUCTIONS:
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

*Exceptions ________________________________________________________________

2. To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999.

FOR   [  ]     AGAINST  [  ]       ABSTAIN  [  ]


3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                          Change of Address and
                                          or Comments Mark Here    [  ]


                                   The signatures on this Proxy should
                                   correspond exactly with stockholders name as printed to the left. In the case of joint tenants, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give the full title.

                                   Dated: ____________________________, 1999

                                   _________________________________________
                                                 Signature

                                   _________________________________________
                                                 Signature


                                   VOTES MUST BE INDICATED
                                   (X) IN BLACK OR BLUE INK. [X]


----------------------------------------------------------------------------
                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

                         INTERNATIONAL HOME FOODS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                            MAY 5, 1999 AT 2:00 P.M.
                               THE MADISON HOTEL
                             MORRISTOWN, NEW JERSEY

                  ADMITS ONE SHAREHOLDER AND UP TO TWO GUESTS

                                  DIRECTIONS:

1. FROM NEWARK AIRPORT AND HOLLAND TUNNEL: Take 78 West to 24 West to 287 South, Follow to Exit 35. At top of exit ramp, turn left onto Madison Ave./124 East. Travel 1.7 miles to Rod's Restaurant/Madison Hotel on left.

2. FROM LINCOLN TUNNEL: Take N. J. Turnpike South to Exit 14, proceed as in
   No. 1.

3. FROM NORTH JERSEY AND UPSTATE NEW YORK: Take 287 South to Exit 35. At top of exit ramp, turn left onto Madison Avenue./124 East. Travel 1.7 miles to Rod's Restaurant/Madison Hotel on left.

4. FROM SOUTH JERSEY: Take 287 North to Exit 35. At end of exit ramp, turn left onto South St. Take first right for Madison Ave./124 East. Turn right at stop sign and travel 1.7 miles to Rod's Restaurant/Madison Hotel on left.

5. FROM WEST NEW JERSEY AND PENNSYLVANIA: Take 78 East to 287 North. Proceed as in No. 4.

6. FROM LONG ISLAND AND UPPER MANHATTAN: Take George Washington Bridge to 80 West to 287 South. Proceed as in No. 3.

7. FROM BROOKLYN AND STATEN ISLAND: Take Goethal's Bridge to N. J. Turnpike North. Follow to Exit 14. Proceed as in No. 1.





                         INTERNATIONAL HOME FOODS, INC.

                         PROXY/VOTING INSTRUCTION CARD

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL HOME FOODS, INC. FOR THE ANNUAL MEETING ON MAY 5, 1999

     The undersigned appoints C. Dean Metropoulos and M. Kelley Maggs, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of International Home Foods, Inc., Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 1999, and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

                        (Continued, and to be signed and dated on reverse side.)

                                                  INTERNATIONAL HOME FOODS, INC.
                                                                  P.O. BOX 11209
                                                       NEW YORK, N.Y. 10203-0209